EXHIBIT INDEX
EXHIBIT A:
 Attachment to item 77C:
 Submission of matters to a vote of Security holders.

EXHIBIT B:
 Attachment to item 77Q3:
 Clarification of certain NSAR information
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EXHIBIT A:
RESULTS OF SHAREHOLDER MEETING

A special meeting of Shareholders of Phoenix-Oakhurst
Managed Assets was held on March 19, 2004 for the following purpose:

1.	To consider and act upon a proposal to approve the
Agreement and Plan of Reorganization, dated March 19,
2004, and the transactions it contemplates, including (a) the transfer of all or substantially all of the assets of the Phoenix-Oakhurst Managed Assets, a series of Phoenix
Trust, to the Phoenix-Oakhurst Strategic Allocation Fund, in exchange solely for shares of the corresponding class of the Phoenix-Oakhurst Strategic Allocation Fund and the assumption by the Phoenix-Oakhurst Strategic Allocation
Fund of all known liabilities of the Phoenix-Oakhurst
Managed Assets and (b) the distribution of the shares of Phoenix-Oakhurst Strategic Allocation Fund so received to shareholders of the Phoenix-Oakhurst Managed Assets in complete liquidation of the Phoenix-Oakhurst Managed
Assets.

On the record date of January 13, 2004, there were 14,392,675 shares outstanding representing 162,061,723 votes. Of the shares outstanding, 50.7% were voted.

1. Approve Agreement and Plan of Reorganization:

NUMBER OF VOTES
FOR            AGAINST        ABSTAIN
---            -------        -------
72,532,751     3,394,847      6,191,692


RESULTS OF SHAREHOLDER MEETING

A special meeting of Shareholders of Phoenix-Oakhurst
Strategy Fund was held on March 19, 2004 for the following purpose:

1.	To consider and act upon a proposal to approve the
Agreement and Plan of Reorganization, dated March 19,
2004, and the transactions it contemplates, including (a)
the transfer of all or substantially all of the assets of
the Phoenix-Oakhurst Strategy Fund, a series of the
Phoenix Trust, to the Phoenix-Oakhurst Growth & Income
Fund, a series of Phoenix Equity Series Fund, in exchange
solely for shares of the corresponding class of the
Phoenix-Oakhurst Growth & Income Fund and the assumption
by the Phoenix-Oakhurst Growth & Income Fund of all
liabilities of the Phoenix-Oakhurst Strategy Fund and (b)
the distribution of the shares of  the Phoenix-Oakhurst
Growth & Income Fund so received to shareholders of the
Phoenix-Oakhurst Strategy Fund in complete liquidation of
the       Phoenix-Oakhurst Strategy Fund.

On the record date of January 13, 2004, there were 11,936,305 shares outstanding representing 102,665,016 votes. Of the shares outstanding, 50.8% were voted.

1. Approve Agreement and Plan of Reorganization:

NUMBER OF VOTES
FOR          AGAINST      ABSTAIN
---          -------      -------
45,894,332   2,381,628    3,830,520


RESULTS OF SHAREHOLDER MEETING

A special meeting of Shareholders of Phoenix Appreciation
Fund was held on March 19, 2004 for the following purpose:

1.  	To consider and act upon a proposal to approve the
Agreement and Plan of Reorganization, dated March 19,
2004, and the transactions it contemplates, including (a) the transfer of all or substantially all of the assets of the Phoenix Appreciation Fund, a series of Phoenix Trust, to the Phoenix Small Cap Value Fund, a series of Phoenix
Investment Trust 97, in exchange solely for shares of the corresponding class of the Phoenix Small Cap Value Fund and the assumption by the Phoenix Small Cap Value Fund of all liabilities of the Phoenix Appreciation Fund and (b) the distribution of the shares of the Phoenix Small Cap
Value Fund so received to shareholders of the Phoenix
Appreciation Fund in complete liquidation of the Phoenix
Appreciation Fund.

On the record date of January 13, 2004, there were 9,349,286 shares outstanding representing 104,419,351 votes. Of the shares outstanding, 51.1% were voted.

1. Approve Agreement and Plan of Reorganization:

NUMBER OF VOTES
FOR          AGAINST      ABSTAIN
---          -------      -------
47,173,818   2,894,855    3,313,987



EXHIBIT B:
EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix Trust
File Number: 811-4116
Registrant CIK Number: 0000754363

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 73B, 73C, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1 - Class A $141, Class B, Class C & Class I is zero.
Series 2 - Class A, Class B, Class C & Class I is zero.
Series 6 - Class A $134, Class B $22, Class C $278 & Class I is zero.

72EE-
Series 1 - Class A, Class B, Class C & Class I is zero.
Series 2 - Class A $8,631, Class B $971, Class C $4,163
 & Class I is zero.
Series 6 - Class A, Class B, Class C & Class I is zero.

73A1/73A2-
Series 1 - Class A .0200, Class B, Class C & Class I is zero.
Series 2 - Class A, Class B, Class C & Class I is zero.
Series 6 - Class A  0.0544, Class B 0.0264,Class C 0.0284
 & Class I is zero.

73B
Series 1 - Class A, Class B, Class C & Class I is zero.
Series 2 - Class A 1.5557, Class B 1.5557 & Class C 1.5557
 & Class I is zero.
Series 6 - Class A, Class B, Class C & Class I is zero.

74U1/74U2-
Series 1 - Class A, Class B, Class C & Class I is zero.
Series 3 - Class A, Class B, Class C & Class I is zero.
Series 6 - Class A, Class B, Class C & Class I is zero.

74V1/74V2-
Series 1 - Class A, Class B, Class C & Class I is zero.
Series 3 - Class A, Class B, Class C & Class I is zero.
Series 6 - Class A, Class B, Class C & Class I is zero.